Exhibit 22.2
Owens & Minor, Inc.

List of Subsidiaries Pledged as Collateral

The following table lists the pledged subsidiaries of Owens & Minor, Inc.’s 2024 Notes that constitute collateral (together, "the Collateral Group") as of December 31, 2020:

Entity
Owens & Minor, Inc.
Owens & Minor Distribution, Inc.
Owens & Minor Medical, Inc.
Barista Acquisition I, LLC
Barista Acquisition II, LLC
O&M Halyard, Inc.
O&M Byram Holding, GP
Byram Holdings I, Inc.
Byram Healthcare Centers, Inc.
Owens & Minor International Logistics, Inc.
500 Expressway Drive South LLC, a Delaware limited liability company
Access Diabetic Supply, L.L.C., a Florida limited liability company
Access Respiratory Supply Inc., a Florida corporation
AVID Medical, Inc., a Delaware corporation
Clinical Care Services, L.L.C., a Utah limited liability company
Diabetes Specialty Center, L.L.C., a Utah limited liability company
Fusion 5 Inc., a Delaware corporation
Halyard North Carolina, LLC, a North Carolina limited liability company
Key Diabetes Supply Co., a Michigan corporation
MAI Acquisition Corp., a Delaware corporation
Medegen Newco, LLC, a Delaware limited liability company
Medical Action Industries, Inc., a Delaware corporation
Medical Supply Group, Inc., a Virginia corporation
O&M Worldwide, LLC, a Virginia limited liability company
OM Solutions International, Inc., a Virginia corporation
Owens & Minor Canada, Inc., a Virginia corporation
Owens & Minor Global Resources, LLC, a Virginia limited liability company
Owens & Minor Healthcare Supply, Inc., a Virginia corporation
O&M Halyard International
O&M Halyard Canada ULC
Avent de Honduras-S.A. de C.V. OMI
O&M Halyard Mexico S. del R.I. de C.V.
O&M Halyard Brasil Consultoria Ltda
La Ada de Acuna-S. de R.L. de C.V.
O&M Halyard UK Limited
O&M Halyard France
O&M Halyard Germany GMBH
O&M Halyard Netherlands B.V.
O&M Halyard South Africa Pty Ltd
Mira MEDSource Holding Co Limited
Mira Medsource (Malasia) SDN BHD
Mira Medsource (Shanghai) Company
Mira Medsource Hldg Co-ELIM
OM International Netherlands Healthcare CV
Rutherford CV
O&M International Ltd

GNB Associates LLC
O&M Jersey Holdings Limited
AVS Health Espana SL
Healthcare Services Group Ltd
Pharmacare Logistics
Healthcare Product Services Ltd
O&M Ireland Unlimited Company
O&M Jersey Unlimited
Nalvest Ltd
ArcRoyal Holdings Unlimited
ArcRoyal Unlimited Co
O&M Global Services Unlimited Co
O&M Healthcare International
O&M Healthcare Italia SRL
O&M Halyard Belgium
O&M Halyard Australia PYT LTD
O&M Halyard Singapore PTE Ltd
O&M Halyard Japan GK
O&M Halyard India LLP
Safeskin Medical & Scientific (Thailand) Ltd.
Halyard Malaysia SDN. BHD.